EXHIBIT 21
SUBSIDIARIES OF NORTHERN STATES FINANCIAL CORPORATION
NorStates Bank
1601 N. Lewis Avenue
Waukegan, Illinois 60085
State of Organization — Illinois
(A Wholly-Owned Subsidiary of Northern States Financial Corporation)

NorProperties, Inc.
1601 N. Lewis Avenue
Waukegan, Illinois 60085
State of Organization — Illinois
(A Wholly-Owned Subsidiary of Northern States Financial Corporation)

Northern States Statutory Trust I
1601 N. Lewis Avenue
Waukegan, IL 60085
State of Organization — Delaware
(A Wholly-Owned Subsidiary of Northern States Financial Corporation)

Northern States Community Development Corporation
1601 N. Lewis Avenue
Waukegan, Illinois 60085
State of Organization — Illinois
(A Wholly-Owned Subsidiary of NorStates Bank)

XPC LLC
1601 N. Lewis Avenue
Waukegan, Illinois 60085
State of Organization — Illinois
(A Wholly-Owned Subsidiary of NorStates Bank)